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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             ----------------------

         Date of Report (Date of earliest event reported): APRIL 29, 1996


                                 CHATTEM, INC.
              ------------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    TENNESSEE                    0-5905                      62-0156300
   -------------          ---------------------              -----------------
   (STATE OF              (COMMISSION FILE NO.)              (IRS EMPLOYER
   INCORPORATION)                                            IDENTIFICATION NO.)


               1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE 37409
          ------------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                  (615) 821-4571
               ----------------------------------------------------
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On April 24, 1996, Chattem, Inc. (the "Company") completed the sale of the trademarks BLIS-TO-SOL-Registered Trademark- and SOLSTICE-Registered Trademark-, including existing inventory of the two brands, to The Woolfoam Corporation. The purchase price for the trademarks was $1.2 million, consisting of $1.0 million in cash and $0.2 million in an unsecured note with the existing inventory to be purchased at cost.

     On April 29, 1996, the Company acquired the medicated skin care product line sold under the GOLD BOND-Registered Trademark- trademark from Martin Himmel Inc. (the "Seller"). For the purchase of the Seller's trademark and inventory, the Company paid $39 million in cash and $1 million of the Company's common stock, consisting of 155,729 shares at a price per share of $6.4188. The price per share of the Company's common stock issued to the Seller was valued at the average closing price on the ten consecutive business days preceding the date of closing.

     In connection with the acquisition of GOLD BOND, the Company entered into a new $61.5 million credit facility with NationsBank, N.A. as agent for a syndicate of lenders, consisting of a $55 million credit facility and a separate $6.5 million working capital credit facility (the "Credit Agreement"). The proceeds of the Credit Agreement will be used to repay the Company's existing bank indebtedness and fund a portion of the purchase price for GOLD BOND.

     The purchase price for GOLD BOND was also funded in part by the private issuance of $5.5 million of the Company's common stock to certain affiliates and other investors, at a price per share of $5.00. The purchase price for the shares sold in the private issuance was based on the higher of the average closing price on the 30 business days preceding the date of the Company's approval of the purchase of GOLD BOND, which was March 27, 1996, or $5.00. The Company received an opinion from an independent investment banking firm that the terms of sale of the common stock were fair to the Company's shareholders from a financial point of view. The net cash proceeds of the sale of BLIS-TO-SOL and SOLSTICE were also used to fund a portion of the purchase price for GOLD BOND.

     As of February 29, 1996, on a pro forma basis after giving effect to the acquisition of GOLD BOND, the divestiture of BLIS-TO-SOL and SOLSTICE, borrowings under the Credit Agreement, repayment of the Company's existing bank indebtedness, and the equity issuance of $6.5 million, the Company's total assets would have been $120,401,000, including inventories of $12,204,000, debt issuance costs of $4,069,000, and patents, trademarks and other purchased product rights of $68,620,000. The Company's long-term debt would have been $114,886,000 (including $2,006,000 in current maturities) and the Company's total shareholders' deficit would have been $11,098,000.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

        (b)  Pro Forma Financial Information

             See discussion in Item 2.

        (c)  Exhibits

             28.1 Asset Purchase Agreement dated April 10, 1996 by and among Chattem, Inc., Signal Investment & Management Co. and Martin Himmel Inc. (without schedules and exhibits).

             28.2   Press Release dated April 30, 1996.






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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 30, 1996                                  CHATTEM, INC.


                                                By:  /s/ Robert E. Bosworth
                                                   ----------------------------
                                                   Robert E. Bosworth,
                                                   Executive Vice President
                                                    and Chief Financial Officer








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